EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79547) of Bridgford Foods Corporation of our report dated December 20, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 20, 2002 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
January 24, 2003